Consent of Independent Registered Public Accounting Firm

Attitude Drinks Incorporated

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated September 17, 2007 for Mason Hill Holdings, Inc.

Demetrius & Company, L.L.C.

Wayne, New Jersey
December 10, 2007